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                                                                    EXHIBIT 10.5


                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement"), made and entered into this 7th day of January, 1999, by and between DONALD G. JOHNSTON, an individual resident of the State of Alabama ("Seller") and BOYD BROS. TRANSPORTATION, INC., a Delaware corporation ("Purchaser" or the "Company");

                              W I T N E S S E T H:

                  WHEREAS, Seller owns an aggregate of 531,114 shares of the outstanding common stock, $.001 par value per share ("Common Stock") of Purchaser; and

                  WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser Five Hundred (500,000) shares of Common Stock owned by Seller (the "Shares");

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.  PURCHASE OF SHARES.

                  1.1. TRANSFER OF SHARES. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, assign, transfer and deliver to Purchaser all of his right, title and interest in and to the Shares owned by Seller.

                  1.2. PURCHASE PRICE. On the terms and subject to the conditions set forth in this Agreement, Purchaser shall pay a total purchase price (the "Purchase Price") of Three Million Six Hundred Sixty Thousand Dollars ($3,660,000), or $7.32 per share, to Seller in the manner described below. Purchaser shall pay the Purchase Price to Seller contemporaneously with the execution and delivery of this Agreement and the Shares.

         SECTION 2.  PAYMENT OF PURCHASE PRICE.

                  Upon delivery of the Shares, Purchaser shall pay to Seller the Purchase Price by delivering to an account or accounts designated by Seller by wire transfer in immediately available funds. Wire transferred funds shall be deemed delivered when dispatched by Buyer or its agents over the Federal Funds Transfer Wire Service and a Federal Funds wire number is obtained in respect thereof from the Federal Reserve System or its agent.




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         SECTION 3.  INSTRUMENTS OF CONVEYANCE.

                  3.1. TRANSFER OF SHARES. Seller shall deliver stock certificates representing all of his right, title and interest in and to the Shares, duly endorsed in blank or accompanied by duly executed assignment documents.

                  3.2. FURTHER ASSURANCES. Seller shall from time to time at Purchaser's request and without further consideration execute and deliver to Purchaser such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Section 3.1 hereof as Purchaser shall reasonably request to transfer, convey and assign more effectively all of his right, title and interest in and to the Shares to Purchaser.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Purchaser as follows:

                  4.1. AUTHORIZATION. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms. Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  4.2. OWNERSHIP OF SHARES. Seller is the lawful owner of the Shares, free and clear of any liens, charges, claims, security interests or other encumbrances of any nature whatsoever. Seller has the full legal right, power and authority to sell, assign, transfer and deliver his Shares to Purchaser, free and clear of all liens, charges, claims, security interests or other encumbrances of any nature whatsoever, and the sale and delivery of the Shares to Purchaser pursuant to this Agreement will transfer to Purchaser full and legal title to all of the Shares, free and clear of any lien, encumbrance, charge, claim, security interest, equity or restriction whatsoever. Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer or otherwise dispose of any capital stock of Purchaser (other than this Agreement). Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Purchaser.

                  4.3. NO VIOLATION. Neither the execution or delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby will (a) constitute a violation of any judgment, decree, order, regulation or rule of any court or governmental authority or any statute or law or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify or cancel any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which he is bound or to which any of his assets are subject. No consent, approval or authorization of any third party is required in connection with the execution, delivery and performance of this Agreement by Seller.

                  4.4. BROKERS AND FINDERS' FEES. Neither the Seller nor anyone acting on his behalf has done anything to cause or incur any liability to any party for any brokers' or finders' fees or the like in connection with this Agreement or any transaction contemplated hereby.





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                  4.5. INVESTMENT. Seller (a) is a sophisticated investor with knowledge and experience in business and financial matters; and (b) has had access to such information, including financial information, of Purchaser as he has desired in order to evaluate the transactions contemplated hereby and has been given the opportunity to ask questions of and receive answers from Purchaser and its representatives concerning Purchaser and to obtain any additional information that Purchaser possesses or can reasonably obtain that is necessary to verify the accuracy of the information furnished by Purchaser in connection herewith.

                  4.6. DISCLOSURE. No representations or warranties by Seller contained in this Agreement, and no statement, certificate, instrument or other writing furnished or to be furnished by Seller to Purchaser pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.  REPRESENTATIONS AND WARRANTIES BY PURCHASER.

                  Purchaser represents and warrants to Seller as follows:

                  5.1. PURCHASER'S EXISTENCE, POWER AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified to do business as a foreign corporation and is in good standing in Alabama.

                  5.2. AUTHORIZATION. This Agreement and its execution, delivery and performance have been duly authorized by all necessary corporate action on the part of Purchaser and are within its corporate power. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

                  5.3. SEC REPORTS. Since January 1, 1998, Purchaser has filed with the Securities and Exchange Commission (the "Commission") all forms, reports and documents required to be filed by it pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") (the "SEC Filings"), each of which, as of its respective filing date, complied in all material respects with all applicable requirements of the Exchange Act. None of the SEC Filings as of the respective dates on which they were filed with the Commission contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since September 30,1998, the most recent period for which the Purchaser has filed a Quarterly Report under the Exchange Act, Purchaser has conducted its business in the ordinary course and there has not been any change or changes that, individually or in the aggregate, would have a material adverse effect on the financial condition of the Purchaser.

                  5.4. BROKERS' AND FINDERS' FEES. Neither Purchaser nor anyone acting on its behalf has done anything to cause or incur any liability to any party for any brokers' or finders' fees or the like in connection with this Agreement or any transaction contemplated hereby.




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                  5.5. NO VIOLATION. Neither the execution or delivery of this
Agreement nor the consummation by Purchaser of the transactions contemplated hereby will (a) constitute a violation of any judgment, decree, order, regulation or rule of any court or governmental authority or any statute or law or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify or cancel any agreement, contract, lease, license, instrument or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets are subject. No consent, approval or authorization of any third party is required in connection with the execution, delivery and performance of this Agreement by Purchaser.

         SECTION 6.  COVENANTS OF SELLER.

                  For a period of two years from the date of this Agreement, except in accordance with the terms of a specific written request from the Company, Seller covenants that neither it nor any of its representatives, will
(A) propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination, acquisition, or other transaction relating to the Company or any majority-owned affiliate thereof,
(ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any such affiliate, or (iii) any demand, request or proposal to amend, waive or terminate any provision of this Agreement, or (B)
(i) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any securities whether debt or equity (the "Securities") of the Company, including any indirect or direct options or other rights to acquire any such Securities, (ii) make, or in any way participate in, any solicitation of proxies with respect to any Securities (including by the execution of action by written consent), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any Securities or demand a copy of the Company's list of its stockholders or other books and records, (iii) participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any Securities or which seeks to effect control of the Company or for the purpose of circumventing any provision of this Agreement, or (iv) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, Board of Directors, or policies of the Company.

         SECTION 7.  CERTAIN ADDITIONAL COVENANTS.

                  7.1. TAXES. Seller shall pay any stamp, transfer, real property or other similar taxes attributable to the consummation of the transactions contemplated by this Agreement.

                  7.2. EXPENSES. Except as provided in Section 7.1 hereof, each party hereto shall bear the legal, accounting and other expenses incurred by such party in connection with this Agreement.

                  7.3. FURTHER ASSURANCES. From time to time, upon request of any party to this Agreement to any other party or parties and without further consideration, the party or parties to whom the request was made shall execute, acknowledge and deliver all such other instruments and



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shall take all such other action as may be requested to confirm or perfect or otherwise carry out the intent and purposes of this Agreement.

                  7.4. DISCLOSURES. Except as may be required by law or the rules of any stock exchange, no party hereto shall publicly disclose any aspect of the Agreement.

         SECTION 8.  INDEMNIFICATION.

                  Each party hereto shall indemnify, defend and hold the other harmless from and against any and all claims and losses, costs, damages and expenses (including reasonable attorneys' fees and expenses) incurred by such party, directly or indirectly, caused by, resulting from or arising out of any misrepresentation by, or breach of any covenant or warranty of, the other contained in this Agreement.

         SECTION 9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All representations and warranties made or undertaken by or on behalf of any party hereto shall survive the execution of this Agreement and continue in perpetuity; provided, however, that no party shall be liable to another party hereto with respect to any claims, suits or proceedings arising from a breach of a representation or warranty set forth in this Agreement brought by a third party against such party after ninety (90) days after the expiration of the applicable statute of limitations.

         SECTION 10.  MISCELLANEOUS.

                  10.1. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

                  10.2. GOVERNING LAW. This Agreement shall be deemed to be made in, and in any and all respects shall be interpreted, construed and governed by and in accordance with, the domestic laws of the State of Alabama, without giving effect to any choice or conflict of law provision or rules that would cause the application of the laws of any other jurisdiction.

                  10.3. AMENDMENT AND MODIFICATION. The parties hereto, by mutual agreement in writing approved on behalf of Purchaser by its Board of Directors or its officers authorized by its Board of Directors, and approved by Seller, may amend, modify and supplement this Agreement in any respect.

                  10.4. NOTICES. All notices, requests, demands or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by registered or certified mail, postage prepaid, addressed:



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                  (a)      If to Seller, to:

                                    Donald G. Johnston
                                    443 Anderson Drive
                                    Eufaula, AL  36027

                           with a copy to:

                                    Johnston, Hinesley, Flowers & Clenney, P.C.
                                    P. O. Box 2246
                                    Dothan, AL  36302
                                    Attention:  G. David Johnston, Esq.

                  (b)      If to Purchaser, to:

                                    Boyd Bros. Transportation, Inc.
                                    3275 Highway 30
                                    Clayton, Alabama  36016
                                    Attention: Richard C. Bailey

                           With a copy to:

                                    Jones, Day, Reavis & Pogue
                                    3500 SunTrust Plaza
                                    303 Peachtree Street, N.E.
                                    Atlanta, Georgia 30308
                                    Attention: Lizanne Thomas, Esq.

or to such other person or address as shall be furnished in writing by any party to the other prior to the giving of applicable notice or communication, and such notice or communication shall be deemed to have been given when delivered in person or five (5) business days after being so mailed.

                  10.5. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  10.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  10.7. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.




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                  10.8. ASSIGNMENT. No party hereto may assign either this
Agreement or any of his or its rights, interests, or obligations hereunder without the prior written consent of the other party hereto.

                  10.9. CONSTRUCTION. Seller, on the one hand, and Purchaser, on the other hand, have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.










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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                      BOYD BROS. TRANSPORTATION, INC.

                                      By: /s/ Miller Welborn
                                          --------------------------------------
                                      Title: Chief Executive Officer


                                      SELLER:

                                      /s/ Donald G. Johnston
                                      ------------------------------------------
                                      DONALD G. JOHNSTON







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